Prospectus Supplement
(To Prospectus Dated November 8, 2002)

                                   1,000,000

                     CORPORATE BACKED TRUST CERTIFICATES,
        CIT Capital Trust I Securities-Backed Series 2003-9, Class A-1

     (Underlying Securities will be 7.70% Preferred Capital Securities due February 15, 2027, issued by CIT Capital Trust I)

                          NUMBER OF      INTEREST    PRICE TO   UNDERWRITING
                        CERTIFICATES       RATE       PUBLIC      DISCOUNT
Class A-1 Certificates    1,000,000       6.75%        $25        $0.7875

                ----------------------------------------------


                        The Trust

THE CERTIFICATES          o will be formed pursuant to a Trust Agreement
REPRESENT NON-              between Lehman ABS Corporation, as depositor, and
RECOURSE                    U.S. Bank Trust NAtional Association, as trustee,
OBLIGATIONS OF THE          for the sole purpose of issuing the Certificates.
TRUST ONLY AND DO
NOT REPRESENT AN          o will issue two classes of certificates, the Class
INTEREST IN OR              A-1 Certificates and the Class A-2 Certificates,
OBLIGATION OF               of which only the Class A-1 Certificates are
LEHMAN ABS                  offered hereby.
CORPORATION, U.S.
BANK TRUST NATIONAL       The Certificates
ASSOCIATION OR ANY
OF THEIR AFFILIATES.      o represent an undivided beneficial interest in the
                            assets of the Trust, which consist solely of the Underlying Securities described herein.

                          o currently have no trading market.

                          o are not insured or guaranteed by any governmental
                            agency.



YOU SHOULD REVIEW THE INFORMATION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS PRIOR TO MAKING A DECISION TO INVEST IN THE CERTIFICATES.

For complete information about the offered certificates, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered certificates from Lehman ABS Corporation. See "Method of Distribution" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about April 1, 2003.

                       ---------------------------------

LEHMAN BROTHERS                                               RBC DAIN RAUSCHER

                                March 25, 2003

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which does not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. It is important for you to read and consider all of the information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. Unless otherwise stated, cross-references in this prospectus supplement are to captions in this prospectus supplement. The following table of contents provides the pages on which these captions are located.

                               TABLE OF CONTENTS

                             Prospectus Supplement

Summary of Principal Economic Terms........................................S-4
Summary of Prospectus Supplement...........................................S-7
Formation of the Trust.....................................................S-9
Risk Factors...............................................................S-9
Description of the Deposited Assets.......................................S-13
Description of the Certificates...........................................S-18
Description of the Trust Agreement........................................S-22
Material Federal Income Tax Consequences..................................S-24
ERISA Considerations......................................................S-28
Method of Distribution....................................................S-29
Listing...................................................................S-29
Ratings...................................................................S-29
Legal Opinions............................................................S-30
Index of Terms for Prospectus Supplement..................................S-31


                                  Prospectus

Important Notice about Information Presented in this Prospectus and the Accompanying Prospectus Supplement................................2
Where You Can Find More Information..........................................3
Incorporation of Certain Documents by Reference..............................3
Reports to Certificateholders................................................4
Important Currency Information...............................................4
Risk Factors.................................................................4
Lehman ABS...................................................................7
Use of Proceeds..............................................................7
Formation of the Trusts......................................................7
Maturity and Yield Considerations............................................8
Description of the Certificates.............................................10
Description of Deposited Assets and Credit Support..........................27
Description of the Trust Agreement..........................................39
Limitations on Issuance of Bearer Certificates..............................49
Currency Risks..............................................................50
Plan of Distribution........................................................52
Legal Opinions..............................................................53

You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-31 of this document.

THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION."

                       ---------------------------------

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates are required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

                      SUMMARY OF PRINCIPAL ECONOMIC TERMS

     This summary highlights the principal economic terms of the Class A-1 Certificates being issued by the Trust and offered by this prospectus supplement and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A-1 Certificates, you should carefully read this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms for Prospectus Supplement."



The Certificates
----------------

The Trust.................................. Lehman ABS Corporation, as depositor, and U.S.
                                            Bank Trust Trust National Association, as trustee, will
                                            form the Corporate Backed Trust Certificates, CIT
                                            Capital Trust I Securities-Backed Series 2003-9 Trust
                                            (the "Trust").

Securities Offered......................... Corporate Backed Trust Certificates, CIT Capital
                                            Trust I Securities-Backed Series 2003-9, consisting of
                                            Class A-1 Certificates. The Trust will also issue Class
                                            A-2 Certificates, which are not being offered hereby.
                                            The Class A-1 Certificates and the Class A-2
                                            Certificates are referred to collectively as the
                                            "Certificates."

Initial Number of Class A-1 Certificates.... 1,000,000.

Final Scheduled Distribution Date.......... February 15, 2027; provided, however, that the maturity of the Class A-1 Certificates may be advanced in the
                                            event the Underlying Securities Issuer advances the
                                            maturity of the Underlying Securities upon the
                                            occurrence of a Special Event (as defined herein); and
                                            provided, further, that in the event the Underlying
                                            Securities Issuer redeems the Underlying Securities in
                                            whole or in part prior to such date, as described under
                                            "--The Underlying Securities--Optional Redemption"
                                            below, all or a portion of the principal balance of the
                                            Class A-1 Certificates will also be redeemed on a pro
                                            rata basis.

Interest Rate.............................. 6.75% per annum.

Deposited Assets........................... The Deposited Assets will consist solely of the Underlying
                                            Securities. See "--The Underlying Securities" and
                                            "Description of the Deposited Assets."

Original Issue Date........................ April 1, 2003.

Distribution Dates......................... February 15th and August 15th, or if any such date is not a
                                            Business Day, then the next succeeding Business Day,
                                            commencing August 15, 2003.

Record Date................................ The day immediately preceding each Distribution Date.

Mandatory Redemption....................... On any day that the Junior Subordinated Debentures or the
                                            Underlying Securities are redeemed, the Certificates
                                            will be redeemed and the proceeds of such redemption
                                            will be distributed in the manner set forth under
                                            "Description of the Certificates--Collections and
                                            Distributions."

Denominations; Specified Currency.......... The Class A-1 Certificates will be denominated and payable in U.S. dollars (the "Specified Currency") and
                                            will each have an initial principal amount of $25.

Interest Accrual Periods................... Semi-annual periods (or, in the case of the first Interest
                                            Accrual Period, from and including the Original Issue
                                            Date to, but excluding, the first Distribution Date).

Form of Security........................... Book-entry certificates with The Depository Trust Company
                                            ("DTC"). See "Description of the Certificates--General."
                                            Distributions will be settled in immediately available
                                            (same-day) funds.



                                                S-4

Trustee.................................... U.S. Bank Trust National Association.

Ratings.................................... At the time of issuance, the Class A-1 Certificates will be rated no lower than the Underlying Securities are
                                            rated. As of the date of this Prospectus Supplement, the
                                            Underlying Securities are rated "BBB+" by Standard &
                                            Poor's Rating Services, a division of The McGraw-Hill
                                            Companies, Inc. ("S&P") and "A3" by Moody's Investors
                                            Service, Inc. ("Moody's"). See "Ratings."

The Underlying Securities
-------------------------

Underlying Securities...................... $25,000,000 aggregate principal amount of 7.70% Preferred
                                            Capital Securities issued by the Underlying Securities
                                            Issuer.

Underlying Securities Issuer............... CIT Capital Trust I.

Underlying Securities Guarantor............ CIT Holdings Inc., as predecessor to CIT Group Inc. ("CIT").

Underlying Securities Property Trustee..... The Bank of New York.

Underlying Securities Delaware Trustee..... The Bank of New York (Delaware).

Debenture Trustee.......................... The Bank of New York.

Underlying Securities Final
Payment Date............................... February 15, 2027.

Denominations.............................. The Underlying Securities are denominated and payable in U.S.
                                            dollars and are available in minimum denominations of
                                            $1,000 and integral multiples thereof.

Underlying Securities Payment Dates........ February 15th and August 15th.

Underlying Securities Rate................. 7.70% per annum.

Underlying Securities Interest
Accrual Periods............................ Semi-annual periods.

Underlying Securities Extension Period..... CIT has the right to defer payment of interest on the Junior
                                            Subordinated Debentures at any time or from time to time
                                            for a period not exceeding 10 consecutive semi-annual
                                            periods with respect to each deferral period, provided
                                            that no such extension period may extend beyond the
                                            stated maturity of the Junior Subordinated Debentures.
                                            During any such extension period, distributions on the
                                            Underlying Securities and, consequently, the
                                            Certificates, will also be deferred.

Junior Subordinated Debentures due 2027.... 7.70% Junior Subordinated Debentures (the "Junior
                                            Subordinated Debentures") issued by CIT Group Holdings,
                                            Inc. will be the sole assets of the Underlying
                                            Securities Issuer. See "Description of the Deposited
                                            Assets-Junior Subordinated Debentures."

Underlying Securities Guarantee............ Payment of distributions out of moneys held by the
                                            Underlying Securities Issuer and payments on liquidation
                                            of the Underlying Securities Issuer or the redemption of
                                            the Underlying Securities are guaranteed by CIT to the
                                            extent the Underlying Securities Issuer has funds
                                            available therefore. See "Description of the Deposited
                                            Assets-Underlying Securities Guarantee."

Form of Security........................... Book-entry securities with DTC.



                                                S-5

Liquidation of the Underlying Securities
Issuer..................................... Upon the occurrence and continuation of a Special Event,
                                            CIT will have the right, subject to any necessary prior
                                            approval of the Regulatory Authorities (as defined
                                            herein), to dissolve the Trust and cause the Junior
                                            Subordinated Debentures to be distributed to the holders
                                            of the Underlying Trust Securities in liquidation of the
                                            Trust. See "Description of the Deposited
                                            Assets-Redemption of the Underlying Securities."

Redemption................................. Unless a Special Event has occurred, the Underlying
                                            Securities will not be redeemable prior to February 15,
                                            2007. Upon the repayment or redemption, in whole or in
                                            part, of the Junior Subordinated Debentures, whether at
                                            stated maturity or upon earlier redemption as provided
                                            in the Indenture, the proceeds from such repayment or
                                            redemption shall be applied by the Underlying Securities
                                            Property Trustee to redeem Underlying Securities upon
                                            not less than 30 nor more than 60 days' notice prior to
                                            the date fixed for repayment or redemption. The Junior
                                            Subordinated Debentures will be redeemable by CIT (i) in
                                            whole or in part on or after February 15, 2007, at a
                                            redemption price equal to 103.6220% of the principal
                                            amount thereof on February 15, 2007, declining ratably
                                            on each February 15 thereafter to 100% on or after
                                            February 15, 2017, plus accrued and unpaid interest
                                            thereon, or (ii) at any time, in whole but not in part,
                                            upon the occurrence of a Special Event, in either case
                                            subject to any necessary prior approval of the
                                            Regulatory Authorities and the further conditions
                                            described under "Description of the Deposited
                                            Assets-Redemption of the Underlying Securities."

Defeasance................................. CIT has the right, subject to certain conditions, to defease the Junior Subordinated Debentures. See
                                            "Description of the Deposited Assets-Defeasance of the
                                            Underlying Securities."

Ratings.................................... As of the date of this prospectus supplement, the
                                            Underlying Securities are rated "BBB+" by S&P and "A3"
                                            by Moody's. A rating of the Underlying Securities is not
                                            a recommendation to purchase, hold or sell such
                                            Underlying Securities, and there can be no assurance
                                            that a rating will remain for any given period of time
                                            or that a rating will not be revised or withdrawn
                                            entirely by a rating agency if in its judgment
                                            circumstances in the future so warrant.

     This prospectus supplement does not provide information with respect to the Underlying Securities Issuer or CIT. No investigation of the Underlying Securities Issuer or CIT (including, without limitation, any investigation as to their financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, any investigation as to their ratings) has been made. Potential certificateholders should obtain and evaluate the same information concerning the Underlying Securities Issuer and CIT as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other securities issued by CIT or the Underlying Securities Issuer. None of the Depositor, the Trustee, the Underwriters or any of their respective affiliates assumes any responsibility for the accuracy or completeness of any publicly available information of the Underlying Securities Issuer or CIT filed with the SEC or any other comparable U.S. or international governmental agency or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith.

                 SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the prospectus.

Depositor.................................. Lehman ABS Corporation, an indirect wholly-owned subsidiary of Lehman Brothers Inc. See "Lehman ABS" in
                                            the prospectus.

Certificates............................... The Class A-1 Certificates are being offered hereby and will be issued pursuant to the Trust Agreement. The
                                            Trust will also issue Class A-2 Certificates which are
                                            not being offered hereby. The Class A-2 Certificates
                                            will bear interest at an annual rate of 0.95% on a
                                            notional amount equal to the outstanding principal
                                            amount of the Underlying Securities from the Original
                                            Issue Date through and including the Final Scheduled
                                            Maturity Date. The Class A-2 Certificates will be
                                            interest-only certificates and will not entitle holders
                                            thereof to distributions of principal.

                                            The $25 initial principal amount of each Class A-1
                                            Certificate represents the amount that the related
                                            certificateholder is entitled to receive as
                                            distributions allocable to principal. Such amount due to
                                            a certificateholder will decline to the extent
                                            distributions allocable to principal are made.

The Underlying Securities... .............. Interest on the Underlying Securities accrues at the
                                            Underlying Securities Rate for each Underlying
                                            Securities Interest Accrual Period and is payable on
                                            each Underlying Securities Payment Date. The entire
                                            principal amount of the Underlying Securities will be
                                            payable on the Underlying Securities Final Payment Date.
                                            The Underlying Securities have a remaining term to
                                            maturity of approximately 24 years.

Distributions.............................. Except as provided below, holders of the Class A-1
                                            Certificates will be entitled to receive on each
                                            Distribution Date, to the extent of Available Funds,
                                            after reimbursement of the Trustee for any extraordinary
                                            expenses incurred pursuant to the instructions of all
                                            the certificateholders,

                                                 o  distributions of interest on the Underlying
                                                    Securities to the extent necessary to pay
                                                    interest at the rate of 6.75% per annum on the
                                                    outstanding principal amount of the Class A-1
                                                    Certificates, and

                                                 o  distributions of principal on the Underlying
                                                    Securities to the extent necessary to pay the
                                                    outstanding principal amount of the Class A-1
                                                    Certificates.

                                            Notwithstanding the foregoing, in the event that the
                                            Underlying Securities are redeemed, prepaid or
                                            liquidated in whole or in part for any reason other than
                                            due to the occurrence of an Underlying Securities Event
                                            of Default or an SEC Reporting Failure (each as herein
                                            defined), or at their maturity, Available Funds will be
                                            allocated, after reimbursement of the Trustee for any
                                            extraordinary expenses incurred pursuant to the
                                            instructions of all the certificateholders, first, to
                                            the holders of the Class A-1 Certificates in an amount
                                            equal to the principal amount of the Underlying
                                            Securities so redeemed, prepaid or liquidated plus
                                            accrued and unpaid interest on the amount of Class A-1
                                            Certificates so redeemed and then the remainder shall be
                                            paid as set forth under "Description of the
                                            Certificates--Collections and Distributions."

                                            Distributions will be made to certificateholders only if
                                            and to the extent that, payments are made with respect
                                            to the Underlying Securities. In the event that interest
                                            distributions with respect to the Underlying



                                                S-7

                                            Securities are insufficient to pay accrued interest on
                                            the Class A-1 Certificates and the Class A-2
                                            Certificates, the holders will share in the
                                            distributions on a pro rata basis in proportion to their
                                            entitlements to interest. If the Underlying Securities
                                            are redeemed, prepaid or liquidated, in whole or in
                                            part, due to the occurrence of an Underlying Securities
                                            Event of Default or an SEC Reporting Failure, Available
                                            Funds will be allocated to the holders of the Class A-1
                                            Certificates and the holders of the Class A-2
                                            Certificates in accordance with the ratio of the Class
                                            A-1 Allocation to the Class A-2 Allocation as set forth
                                            under the heading "Description of the
                                            Certificates--Collections and Distributions."

Special Distribution Dates................. If a payment with respect to the Underlying Securities is made to the Trustee after the Distribution Date on
                                            which such payment was scheduled to be distributed to
                                            certificateholders or in connection with the redemption
                                            (including any optional redemption), prepayment or
                                            liquidation of the Underlying Securities in whole or in
                                            part (other than due to the occurrence of an Underlying
                                            Securities Event of Default or an SEC Reporting Failure
                                            or at their maturity ), then the Trustee will distribute
                                            any such amounts received on the next occurring Business
                                            Day (a "Special Distribution Date") as if the funds had
                                            constituted Available Funds on the Distribution Date
                                            immediately preceding such Special Distribution Date;
                                            provided, however, that the Record Date for such Special
                                            Distribution Date shall be one Business Day prior to the
                                            day on which the related payment was received from the
                                            Underlying Securities Trustee.


Material Federal Income Tax
Consequences............................... In the opinion of tax counsel to the Trust, the Trust will not be classified as an association (or publicly
                                            traded partnership) taxable as a corporation for federal
                                            income tax purposes. The parties will take the position
                                            that, although not free from doubt, the Trust will
                                            constitute a grantor trust for federal income tax
                                            purposes, and consequently, each holder of a Certificate
                                            will be treated for federal income tax purposes as the
                                            owner of a pro rata undivided interest in the Underlying
                                            Securities. See "Material Federal Income Tax
                                            Consequences."

Ratings.................................... It is a condition to the issuance of the Class A-1
                                            Certificates that the Class A-1 Certificates be rated
                                            not lower than the Underlying Securities are rated. As
                                            of the date of this Prospectus Supplement, the
                                            Underlying Securities are rated "BBB+" by S&P and "A3"
                                            by Moody's. It is expected that ratings of the Class A-1
                                            Certificates will change if the ratings of the
                                            Underlying Securities change. See "Summary of Principal
                                            Economic Terms--The Certificates--Ratings." A security
                                            rating is not a recommendation to buy, sell or hold
                                            securities and may be subject to revision or withdrawal
                                            at any time by the assigning rating agency. A security
                                            rating does not address the occurrence or frequency of
                                            redemptions or prepayments on, or extensions of the
                                            maturity of, the Underlying Securities, or the
                                            corresponding effect on yield to investors. See
                                            "Ratings."

ERISA Considerations....................... An employee benefit plan subject to the Employee
                                            Retirement Income Security Act of 1974, as amended
                                            ("ERISA"), including an individual retirement account
                                            (an "IRA") or Keogh plan (a "Keogh") (each, a "Plan")
                                            should consult its advisors concerning the ability of
                                            such Plan to purchase Certificates under ERISA or the
                                            Code. See "ERISA Considerations."

Listing.................................... The Class A-1 Certificates have been approved for listing, subject to official notice of issuance, on the
                                            New York Stock Exchange. However, it is unlikely that
                                            trading of the Class A-1 Certificates on the New York
                                            Stock Exchange will be active. See "Listing."

                            FORMATION OF THE TRUST

     The Trust will be formed pursuant to the trust agreement (including the CIT Capital Trust I Securities-Backed Series 2003-9 supplement) between Lehman ABS Corporation ("Lehman ABS") and the Trustee (the "Trust Agreement"). At the time of the execution and delivery of the CIT Capital Trust I Securities-Backed Series 2003-9 supplement, Lehman ABS will deposit the Underlying Securities in an aggregate principal amount of $25,000,000 (the "Underlying Securities") in the Trust, and the Trust will issue the 1,000,000 Class A-1 Certificates offered hereby. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates in accordance with the instructions of Lehman ABS.

     The Underlying Securities have been or will be purchased by Lehman ABS in the secondary market (either directly or through an affiliate of Lehman
ABS). The Underlying Securities will not be acquired from the Underlying Securities Issuer as part of any distribution by or pursuant to any agreement with such issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Lehman ABS or the issuance of the Certificates. Neither Lehman ABS nor any of its affiliates participated in the initial public offering of the Underlying Securities.

                                   RISK FACTORS

No due diligence investigation of the       In connection with the present the offering, none of the Depositor,
Underlying Securities or the Underlying     the Underwriters or the Trustee (a) has made, or will make, any
Securities Issuer or CIT has been made by   due diligence investigation of the business, operations or condition,
the Depositor, the Underwriters or the      financial or otherwise, or creditworthiness of the Underlying
Trustee in connection with the offering     Securities Issuer or CIT or (b) has verified, or will verify, any
of the Class A-1 Certificates.              reports or information filed by the Underlying Securities Issuer or CIT with the Securities and Exchange Commission or any other comparable
                                            U.S. or international government agency or otherwise made available to the public. It is strongly recommended that prospective investors in the Certificates consider and evaluate publicly available financial and other information regarding the Underlying Securities Issuer and CIT.
                                            The issuance of the Certificates should not be construed as an endorsement by the Depositor, the Underwriters or the Trustee of the
                                            financial condition or business prospects of the Underlying Securities
                                            Issuer or CIT. See "Description of the Deposited Assets."

CIT is the only payment source.             The Class A-1 Certificates do not represent an interest in, or obligation of, Lehman ABS, the Trustee or any of their affiliates. The payments made by the Underlying Securities Issuer on the Underlying
                                            Securities are the only source of payment for your Class A-1
                                            Certificates. The payments made by CIT on the Junior Subordinated
                                            Debentures and under the Underlying Securities Guarantee are the only sources of payment for the Underlying Securities. The obligations of
                                            CIT under the Underlying Securities Guarantee issued for the benefit of the holders of Underlying Securities, as well as under the Junior
                                            Subordinated Debentures, will be unsecured and rank subordinate and junior in right of payment to all Indebtedness (as defined herein) of
                                            CIT. In addition, in the case of a bankruptcy or insolvency proceeding,
                                            CIT's obligations under the Underlying Securities Guarantee will also rank subordinate and junior in right of payment to all liabilities of
                                            CIT. In the event of any nonpayment on the Junior Subordinated
                                            Debentures or the Underlying Securities Guarantee by CIT, and in turn, any nonpayment on the Underlying Securities by the Underlying
                                            Securities Issuer, you will bear the loss resulting from such nonpayment. See "Description of the Certificates."



                                                        S-9

If an Underlying Securities Event           On the Distribution Date in August 2003, the Trustee will pay Lehman
of Default occurs on or before the          ABS, to the extent such is available from the Underlying Securities, an
Distribution Date in August 2003,           amount equal to interest accrued on the Underlying Securities from
then the Depositor will share pro           February 15, 2003 to, but excluding, the Original Issue Date. If the
rata with the certificateholders            Depositor is not paid such amount on such date, it will have a claim
in proceeds of the Underlying               for such amount. In satisfaction of that claim, the Depositor will
Securities to the extent of its             receive its pro rata share, based on the ratio the amount owed to the
claim for accrued interest.                 Depositor bears to all amounts owed on the Certificates in respect of accrued interest, of any proceeds from the recovery on the Underlying
                                            Securities. See "Description of the Trust Agreement."

Interest distributions on the               So long as no Underlying Junior Subordinated Debentures and Securities
consequently the Underlying                 Event of Default (as defined herein) shall have occurred and be
Securities and the Class A-1                continuing, CIT has the right under the Indenture to defer payments of
Certificates, may be deferred.              interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period (as defined herein), provided that no Extension Period may extend beyond the stated maturity date of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual distributions on the Underlying Securities by the Underlying Securities Issuer will be deferred (and the amount of distributions to which holders of the Underlying Securities are entitled will accumulate additional distributions thereon at the rate of 7.70% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such distributions during any such
                                            Extension Period. Prior to the termination of any such Extension
                                            Period, CIT may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the stated maturity date of the Junior Subordinated Debentures. Upon the termination of any
                                            Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 7.70%, compounded semi-annually, to the extent permitted by applicable law), CIT may elect to begin a new
                                            Extension Period, subject to the above requirements. There is no limitation on the number of times that CIT may elect to begin an
                                            Extension Period. Upon any such deferral, payments on the Class A-1
                                            Certificates will also be deferred.

                                            Any interest that accrues on the Underlying Securities during an
                                            Extension Period will be distributed to the certificateholders pro rata when it is received by the Trust. See "Description of the
                                            Certificates--Collections and Distributions."

There are possible tax and market           Should CIT exercise its right to defer payments of interest on the
price consequences of a deferral            Junior Subordinated Debentures, each holder of the Underlying
of distributions.                           Securities, and thus each holder of the Certificates, will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its Underlying Securities or
                                            Certificates, as the case may be, for United States federal income tax purposes, which will be allocated but not distributed to it. As a result, each such holder of a Certificate will recognize income for
                                            United



                                                       S-10

                                            States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the
                                            Underlying Securities Issuer if the holder disposes of its Certificates prior to the record date for the payment of distributions thereafter.
                                            See "Material Federal Income Tax Consequences."

                                            Should CIT elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Underlying Securities, and consequently the Certificates, is likely to be adversely affected. A holder that disposes of its Certificates during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its
                                            Certificates. In addition, merely as a result of the existence of CIT's right to defer payments of interest on the Junior Subordinated
                                            Debentures, the market price of the Underlying Securities, and consequently the Certificates, may be more volatile than the market prices of other securities that are not subject to such deferrals.

The obligations of CIT with                 The obligations of CIT under the Underlying Securities Guarantee issued
respect to the Junior                       for the benefit of the holders of the Underlying Securities, as well as
Subordinated Debentures and                 under the Junior Subordinated Debentures, will be unsecured and rank
the guarantee of payments due               subordinate and junior in right of payment to all Indebtedness of CIT.
on the Underlying Securities are            In addition, in the case of a bankruptcy or insolvency proceeding,
subordinate and junior in right             CIT's obligations under the Underlying Securities Guarantee will also
of payment to all Indebtedness of           rank subordinate and junior in right of payment to all liabilities of
CIT to other obligations of CIT.            CIT.

                                            Because CIT is a holding company, the right of CIT to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Underlying Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that CIT may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated
                                            Debentures will be effectively subordinated to all existing and future liabilities of CIT's subsidiaries, and holders of Junior Subordinated
                                            Debentures should look only to the assets of CIT for payments on the
                                            Junior Subordinated Debentures. None of the Indenture, the Underlying
                                            Securities Guarantee or the Underlying Securities Trust Agreement
                                            places any limitation on the amount of secured or unsecured debt, including Indebtedness, that may be incurred by CIT.

                                            The Underlying Securities Guarantee provides a guarantee of amounts due on the Underlying Securities, but only to the extent payments have been made on the Junior Subordinated Debentures. If CIT does not make payments on the Junior Subordinated Debentures, it will not be liable on the Underlying Securities Guarantee, and the Underlying Securities
                                            Property Trustee will not make distributions on the Underlying
                                            Securities. See "Description of the Deposited Assets--Underlying
                                            Securities Guarantee."



                                                       S-11

The Underlying Securities may be            On or after February 15, 2007, the Underlying Securities Issuer
redeemed by the Underlying                  will have the right to redeem the Underlying Securities in whole
Securities Issuer, including upon           or in part at any time and from time to time. If Underlying
the occurrence of a Tax Event, a            Securities are redeemed, the Certificates will be correspondingly
Regulatory Capital Event or an              redeemed. In addition, if a Special Event, which means a Tax Event,
Investment Company Event.                   a Regulatory Capital Event or an Investment Company Event, occurs and is continuing, then within 90 days following the occurrence of such
                                            Special Event, CIT will have the right to prepay the Junior
                                            Subordinated Debentures in whole but not in part and therefore cause a mandatory redemption of the Underlying Securities, and consequently the
                                            Certificates, at the applicable redemption price. See "Description of the Certificates--Redemption of the Underlying Securities" and
                                            "Description of the Deposited Assets--Redemption of the Underlying
                                            Securities."

Holders of Class A-1 Certificates           In certain circumstances, redemption of the Underlying Securities
will not receive any redemption             requires payment of a redemption premium. However, the full amount of
premium.                                    such redemption premium will be paid to the holders of the Class A-2
                                            Certificates and, accordingly, a holder of the Class A-1 Certificates will receive less than if the Class A-1 certificateholder directly owned the Underlying Securities and will not receive any premium or any excess of the Underlying Securities' market value over their face amounts. See "Description of the Certificates--Collections and
                                            Distributions."

In certain circumstances, funds             If the Underlying Securities are redeemed, prepaid or liquidated in
received by the Trust will be               whole or in part due to the occurrence of an Underlying Securities
allocated to the holders of the             Event of Default or an SEC Reporting Failure, funds received by the
Class A-1 Certificates and the              Trust will be allocated to the holders of the Class A-1 Certificates
Class A-2 Certificates.                     and the Class A-2 Certificates in accordance with a formula which is based on the present value of the amounts due, or to become due, on such Certificates. Any such allocation of funds may cause the holders of the Class A-1 Certificates to receive less than they would have received if they owned the Underlying Securities. See "Description of the Certificates--Collections and Distributions" and "--Failure by the
                                            Underlying Securities Issuer to File Periodic Reports."

A change or withdrawal by any               At the time of issuance, the Class A-1 Certificates will have rating
Rating Agency of its initial                may reduce the market value ratings assigned by S&P and of the Moody's
Class A-1 Certificates.                     equivalent to the ratings of the Underlying Securities, which, as of the date of this prospectus supplement were "BBB+" by S&P and "A3" by
                                            Moody's. It is expected that the ratings of the Class A-1 Certificates will change if the ratings of the Underlying Securities change.

                                            Any rating issued with respect to the Class A-1 Certificates is not a recommendation to purchase, sell or hold a security inasmuch as such ratings do not comment on the market price of the Class A-1
                                            Certificates or their suitability for a particular investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by any rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Class A-1 Certificates.

                   See "Risk Factors" and "Maturity and Yield Considerations" in the prospectus.

                DESCRIPTION OF THE DEPOSITED ASSETS

General

     This prospectus supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This prospectus supplement relates only to the Class A-1 Certificates and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. The Underlying Securities were originally issued by the Underlying Securities Issuer as part of an exchange offering of $250,000,000 of such securities pursuant to registration statement no. 333-22709, filed by the Underlying Securities Issuer with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     No investigation has been made of the financial condition or creditworthiness of the Underlying Securities Issuer or CIT in connection with the issuance of the Class A-1 Certificates. CIT is subject to the information reporting requirements of the Exchange Act. NONE OF LEHMAN ABS, THE UNDERWRITERS OR THE TRUSTEE HAVE PARTICIPATED IN THE PREPARATION OF SUCH REPORTING DOCUMENTS, OR MADE ANY DUE DILIGENCE INVESTIGATION WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. None of the Depositor, the Underwriters or the Trustee have verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the Underlying Securities, CIT or the Underlying Securities Issuer have not occurred or will not occur which would affect the accuracy or completeness of the publicly available documents described above.

     The Trust will have no significant assets other than the Underlying Securities from which to make distributions of amounts due in respect of the Certificates. The Underlying Securities Issuer, in turn, will have no significant assets from which to make distributions of amounts due in respect of the Underlying Securities other than the Junior Subordinated Debentures issued by CIT. Consequently, the ability of certificateholders to receive distributions in respect of the Certificates will depend entirely on the Trust's receipt of payments on the Underlying Securities and on the Underlying Securities Issuer's receipt of payments on the Junior Subordinated Debentures. Prospective purchasers of the Class A-1 Certificates should consider carefully the financial condition of CIT and the Underlying Securities Issuer and their respective abilities to make payments in respect of such Underlying Securities and Junior Subordinated Debentures. This prospectus supplement relates only to the Class A-1 Certificates and does not relate to CIT, the Underlying Securities or the Underlying Securities Issuer's receipt of payments on the Junior Subordinated Debentures. All information contained in this prospectus supplement regarding CIT, the Underlying Securities Issuer and the Underlying Securities is derived solely from publicly available documents.

Underlying Securities

     The Underlying Securities consist of $25,000,000 aggregate principal amount of 7.70% Preferred Capital Securities previously issued by the Underlying Securities Issuer. The interest rate on the Underlying Securities is 7.70% per annum; interest is payable semi-annually. The Final Payment Date on the Underlying Securities will occur on February 15, 2027.

     The Underlying Securities have been issued pursuant to agreements among CIT, the Underlying Securities Issuer, the Underlying Securities Property Trustee, the Underlying Securities Delaware Trustee and certain administrative trustees. The Junior Subordinated Debentures have been issued pursuant to the Indenture (the "Indenture"), dated as of February 25, 1997, between CIT and The Bank of New York, as debenture trustee (the "Debenture Trustee"). The following summary describes certain general terms of the Indenture and the Amended and Restated Declaration of Trust dated as of February 25, 1997 (the "Underlying Securities Trust Agreement") among CIT, the Underlying Securities Property Trustee, the Underlying Securities Delaware Trustee and the administrative trustees named therein, but investors should refer to the Indenture and the Underlying Securities Trust Agreement themselves for all the terms governing the Junior Subordinated Debentures and the Underlying Securities.

     The Underlying Securities represent beneficial interests in the assets of the Underlying Securities Issuer. CIT is the owner of all of the beneficial interests represented by common securities of the Underlying Securities Issuer (the "Common Securities" and, together with the Underlying Securities, the "Underlying Trust Securities"). The Underlying Securities Issuer exists for the sole purpose of issuing the Underlying Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Junior Subordinated Debentures will mature on February 15, 2027. The Underlying Securities will have a preference over the Common Securities under certain circumstances with respect to distributions and amounts payable on redemption of the Underlying Trust Securities or liquidation of the Underlying Securities Issuer.

Events of Default

     Set forth below is a summary of the events of default with respect to the Underlying Securities (the "Underlying Securities Events of Default"):

          (a) failure for 30 days to pay any interest on the Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

          (b) failure to pay any principal on the Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

          (c) failure to observe or perform in any material respect any other covenants contained in the Indenture for 90 days after written notice to CIT from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

          (d) certain events in bankruptcy, insolvency or reorganization of CIT.

     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures may declare the principal due and payable immediately upon an Underlying Securities Event of Default, and, should the Debenture Trustee or such holders of such Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Underlying Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee, and should the holders of such Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Underlying Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture, and should the holders of such Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the Underlying Securities shall have such right. CIT is required to file annually with the Debenture Trustee a certificate as to whether or not CIT is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case an Underlying Securities Event of Default shall occur and be continuing, the Underlying Securities Property Trustee will have the right to declare the principal of and the interest on such Junior Subordinated Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Junior Subordinated Debentures.

Redemption of the Underlying Securities

     The Junior Subordinated Debentures are not redeemable prior to February 15, 2007 unless a Special Event has occurred. The Junior Subordinated Debentures are redeemable prior to maturity at the option of CIT, subject to the receipt of any necessary prior approval of the Regulatory Authorities, on or after February 15, 2007 in whole or in part at any time at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

             Year                         Percentage
             ----                         ----------

             2007...................      103.6220%
             2008...................      103.2598%
             2009...................      102.8976%
             2010...................      102.5354%
             2011...................      102.1732%
             2012...................      101.8110%
             2013...................      101.4488%
             2014...................      101.0866%
             2015...................      100.7244%
             2016...................      100.3622%

     On or after February 15, 2017, the redemption price will be 100%, plus accrued and unpaid interest, if any, to the date of redemption. The Junior Subordinated Debentures are also redeemable at any time in whole (but not in part), within 90 days of the occurrence of a Special Event, at a redemption price (the "Special Event Prepayment Price") of 100% of the principal amount of such Junior Subordinated Debentures, plus accrued and unpaid interest thereon to the date of prepayment; provided, however, that upon the occurrence of a Tax Event, prior to exercising the rights described in this paragraph, CIT shall be required to have received an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, even if CIT were to liquidate the Trust and distribute the Junior Subordinated Debentures directly to holders of the Trust Securities, either (i) such Tax Event would still exist or (ii) the Underlying Securities would not constitute Tier I Capital (or its then equivalent) of a bank holding company.

     A "Special Event" means a Tax Event, a Regulatory Capital Event or an Investment Company Event.

     If the Junior Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debentures so redeemed. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless CIT defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

     A "Tax Event" means the receipt by CIT of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the Underlying Securities, there is more than an insubstantial risk that (i) the Underlying Securities Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by CIT on such Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by CIT, in whole or in part, for United States federal income tax purposes, or (iii) the Underlying Securities Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that CIT shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve applicable to bank holding companies or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Underlying Securities, the Underlying Securities would not constitute, or within 90 days of the date thereof would not constitute, Tier I Capital (or its then equivalent) of a bank holding company; provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Underlying Securities Issuer by CIT shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event. For purposes of determining whether a Regulatory Capital Event has occurred, the opinion of independent bank regulatory counsel shall treat CIT as if it is a bank holding company subject to the laws and regulations of the United States, any rules, guidelines and policies of the Federal Reserve, and any administrative pronouncements and judicial decisions applicable to bank holding companies.

     "Investment Company Event" means the receipt by the Underlying Securities Issuer of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Underlying Securities Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Underlying Securities.

     "Regulatory Authorities" means the Board of Governors of the Federal Reserve System or the Ministry of Finance of Japan.

Underlying Securities Guarantee

     CIT will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Underlying Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Underlying Securities Issuer may have or assert other than the defense of payment. The following payments with respect to the Underlying Securities, to the extent not paid by or on behalf of the Underlying Securities Issuer (the "Guarantee Payments"), will be subject to the Underlying Securities Guarantee:
(i) any accumulated and unpaid distributions required to be paid on the Underlying Securities, to the extent that the Underlying Securities Issuer has sufficient funds available therefor at the time, (ii) the redemption price with respect to any Underlying Securities called for redemption, to the extent that the Underlying Securities Issuer has sufficient funds available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Underlying Securities Issuer (unless the Junior Subordinated Debentures are distributed to holders of the Underlying Securities), the lesser of (a) the aggregate liquidation amount of the Underlying Securities and all accrued and unpaid distributions thereon to the date of payment and (b) the amount of assets of the Underlying Securities Issuer remaining available for distribution to holders of Underlying Securities. CIT's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by CIT to the holders of the applicable Underlying Securities or by causing the Underlying Securities Issuer to pay such amounts to such holders.

     The Underlying Securities Guarantee will be an irrevocable guarantee on a subordinated basis of the Underlying Securities Issuer's obligations under the Underlying Securities, but will apply only to the extent that the Underlying Securities Issuer has sufficient funds available to make such payments. If CIT does not make interest payments on the Junior Subordinated Debentures held by the Underlying Securities Issuer, the Underlying Securities Issuer will not be able to pay distributions on the Underlying Securities and will not have funds legally available therefor. The Underlying Securities Guarantee will rank subordinate and junior in right of payment to all general liabilities of CIT. The Underlying Securities Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of CIT, whether under the Indenture or any existing or other indenture that CIT may enter into in the future or otherwise.

     CIT has, through the Underlying Securities Guarantee, the Junior Subordinated Debentures and the Indenture, taken together, fully and unconditionally guaranteed all of the Underlying obligations under the Underlying Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Underlying Securities Issuer's obligations under the Underlying Securities.

     The Underlying Securities Guarantee will constitute an unsecured obligation of CIT and will rank subordinate and junior in right of payment to all indebtedness of CIT. The Underlying Securities Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by CIT.

     The Underlying Securities Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against CIT to enforce its rights under the Underlying Securities Guarantee without first instituting a legal proceeding against any other person or entity). The Underlying Securities Guarantee will be held for the benefit of the holders of the Underlying Securities. The Underlying Securities Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Underlying Securities Issuer or upon distribution of the Junior Subordinated Debentures to the holders of the Underlying Securities in exchange for all of the Underlying Securities.

Junior Subordinated Debentures

     The assets of the Underlying Securities Issuer consist of the aggregate principal amount of the Junior Subordinated Debentures issued by CIT. The Junior Subordinated Debentures bear interest at the annual rate of 7.70% of the principal amount thereof, payable semi-annually in arrears on February 15th and August 15th of each year (each, an "Interest Payment Date"). Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 7.70% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable Interest Payment Date. The Junior Subordinated Debentures will mature on February 15, 2027.

     The Junior Subordinated Debentures are unsecured, subordinate and junior in right of payment to all Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of CIT, the holders of Indebtedness will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Indebtedness, or an event of default with respect to any Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Indebtedness" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent,
(i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) every obligation of such person for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided that "Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Indebtedness of CIT which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to CIT, (iii) any Indebtedness of CIT to any of its subsidiaries, (iv) Indebtedness of CIT to any employee of CIT, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with CIT that is a financing entity of CIT in connection with the issuance of such financing entity of securities that are similar to the Underlying Securities.

     By reason of such subordination, in the event of an insolvency, creditors of CIT who are holders of Indebtedness, as well as certain general creditors of CIT, may recover more, ratably, than the holders of the Junior Subordinated Debentures. Additionally, the holders of Junior Subordinated Debentures will be structurally subordinated to the creditors of CIT's subsidiaries. The Indenture places no limitation on the amount of additional Indebtedness that may be incurred by CIT.

Extension Period

     So long as no Underlying Securities Event of Default has occurred and is continuing, CIT has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity date of the Junior Subordinated Debentures. At the end of such Extension Period, CIT must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.70%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Underlying Securities while the Underlying Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income.

     Prior to the termination of any such Extension Period, CIT may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the stated maturity date of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any interest payment date, CIT may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. CIT must give the Underlying Securities Property Trustee, the administrative trustees and the Debenture Trustee notice of its election of any Extension Period not less than one Business Day prior to the relevant record date. The Underlying Securities Property Trustee shall give notice of CIT's election to begin or extend a new Extension Period to the holders of the Underlying Securities. There is no limitation on the number of times that CIT may elect to begin an Extension Period.

Defeasance of the Underlying Securities

     The Indenture provides that CIT, at CIT's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or
(b) need not comply with certain restrictive covenants of the Indenture (including that described in the second paragraph under "Certain Covenants of CIT"), in each case if CIT deposits, in trust with the Debenture Trustee, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest and premium, if any, on the Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, CIT is required to deliver to the Debenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Junior Subordinated Debentures to recognize income, gain or loss for United States federal income tax purposes and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to such effect received by CIT from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service.

                        DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be denominated and distributions on them will be payable in U.S. dollars. The Class A-1 Certificates, along with the Class A-2 Certificates, represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities received on or after the Original Issue Date. The property of the Trust will be held for the benefit of the holders of the Certificates by the Trustee.

     The Class A-1 Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $25.

     The Class A-1 Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by Lehman ABS, the "Clearing Agency"), except as provided below. Lehman ABS has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such Class A-1 Certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by certificateholders with respect to any such Class A-1 Certificates shall refer to actions taken by DTC upon instructions from its Participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities" in the prospectus.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such Class A-1 Certificates are credited. Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such Class A-1 Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Class A-1 Certificates evidence such Voting Rights, authorize divergent action.

Definitive Certificates

     Definitive certificates will be issued to Certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) Lehman ABS advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates and Lehman ABS is unable to locate a qualified successor or (ii) Lehman ABS, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive certificates as certificateholders under the Trust Agreement.

Collections and Distributions

     Except as otherwise provided herein, collections on the Underlying Securities that are received by the Trustee for a given Interest Accrual Period and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date, solely to the extent of Available Funds (as defined below) on such Distribution Date as follows:

     o The interest portion of Available Funds will be paid in the following order of priority:

          (a) first, to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee pursuant to the instructions of all of the certificateholders; and

          (b) second, to the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates interest accrued and unpaid on each such class, pro rata in proportion to their entitlements thereto.

     o The principal portion of Available Funds will be paid in the following order of priority:

          (a) first, to the Trustee, reimbursement for any remaining extraordinary expenses incurred by the Trustee pursuant to the instructions of all of the certificateholders; and

          (b) second, to the holders of the Class A-1 Certificates, the outstanding principal amount of the Class A-1 Certificates.

     The Class A-2 Certificates are not entitled to distributions of principal.

     Notwithstanding the foregoing, in the event that the Underlying Securities are redeemed (including as a result of an optional redemption), prepaid or liquidated in whole or in part for any reason other than due to the occurrence of an Underlying Securities Event of Default or an SEC Reporting Failure or at their maturity, Available Funds will be allocated in the following order of priority: (1) to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the certificateholders, (2) to the holders of the Class A-1 Certificates, an amount equal to the principal amount of the Underlying Securities so redeemed, prepaid or liquidated plus accrued and unpaid interest on the amount of Class A-1 Certificates so redeemed, (3) to the holders of the Class A-2 Certificates, the present value of all amounts that would otherwise have been payable on the Class A-2 Certificates for the period from the date of such redemption or prepayment to the Final Scheduled Distribution Date using a discount rate of 6.90% per annum, assuming no delinquencies, redemptions or prepayments on the Underlying Securities, (4) to the Trustee, as reasonable compensation for services rendered to the Depositor, any remainder up to $1,000, and (5) any remainder shall be allocated to the holders of the Class A-1 Certificates and the Class A-2 Certificates in accordance with the ratio of the Class A-1 Allocation to the Class A-2 Allocation (each as defined below). If the Underlying Securities are redeemed, prepaid or liquidated in whole or in part due to the occurrence of an Underlying Securities Event of Default, Available Funds will be allocated to the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates in accordance with the ratio of the Class A-1 Allocation to the Class A-2 Allocation. In addition, upon the occurrence of an SEC Reporting Failure, any funds received in connection with a sale of Underlying Securities will be allocated in the manner described below under "--Failure by the Underlying Securities Issuer to File Periodic Reports."

     Any amounts received by the Trustee with respect to the Underlying Securities (i) that do not constitute principal or interest on the Underlying Securities, (ii) that are not received in connection with a redemption (including any optional redemption), prepayment or liquidation of, the Underlying Securities and (iii) for which allocation by the Trustee is not otherwise contemplated herein, shall be remitted by the Trustee to the Depositor. On any date on which Underlying Securities are redeemed (including as a result of an optional redemption), prepaid or liquidated for any reason, the aggregate outstanding notional amount of the Class A-2 Certificates will be reduced by an amount equal to the amount of the Underlying Securities so redeemed, prepaid or liquidated.

     "Available Funds" for any Distribution Date means all amounts received by the Trust from the Underlying Securities Issuer from but excluding the previous Distribution Date (or, if none, from April 1, 2003) to and including such Distribution Date.

     "Class A-1 Allocation" means the sum of the present values (discounted at the rate of 7.00% per annum) of (i) any unpaid interest due or to become due on the Class A-1 Certificates and (ii) the outstanding principal amount of the Certificates (in each case assuming that the Class A-1 Certificates were paid when due and were not redeemed prior to their stated maturity).

     "Class A-2 Allocation" means the present value (discounted at the rate of 7.00% per annum) of any unpaid amounts due or to become due on the outstanding notional amount of the Class A-2 Certificates (assuming that the Class A-2 Certificates were paid when due and were not redeemed prior to their stated maturity).

     If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Certificates or be owed to certificateholders as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the certificateholders to the extent accrued on such overdue payment at the rate stated above and to the extent such additional interest has been distributed by the Underlying Securities Issuer. In the event of a default on the Underlying Securities, approved extraordinary expenses (See "Description of the Trust Agreement--The Trustee") of the Trustee may be reimbursed out of Available Funds before any distributions to certificateholders are made.

     All amounts received on or with respect to the Underlying Securities that are not distributed to certificateholders on the date of receipt shall be invested by the Trustee in Eligible Investments. Income on Eligible Investments will constitute property of the Trust and will be included in Available Funds. "Eligible Investments" means investments which are consistent with the Trust's status as a grantor trust for federal income tax purposes and acceptable to the Rating Agencies as being consistent with the ratings of such Class A-1 Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the Business Day prior to the next succeeding Distribution Date.

     There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the certificateholders. To the extent Available Funds are insufficient to make any such distribution due to the certificateholders, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

     Each Certificate evidences the right to receive, to the extent received on the Underlying Securities (i) a semi-annual distribution of interest on February 15th and August 15th of each year, from August 15, 2003 through the Final Scheduled Distribution Date, or if any such day is not a Business Day, the next succeeding Business Day, and (ii) in the case of holders of Class A-1 Certificates, a distribution of principal in an amount necessary to pay the outstanding principal amount of the Class A-1 Certificates on February 15, 2027, or if any such day is not a Business Day, the next succeeding Business Day, or prior to such date upon any redemption (including any optional redemption) or prepayment of the Underlying Securities. With respect to any Distribution Date, the record date is the day immediately prior to such Distribution Date. For purposes of the foregoing, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

Deferral of Interest

     Distributions of interest on the Class A-1 Certificates may be deferred during an Extension Period as a result of the deferral of payments on the Junior Subordinated Debentures held by the Underlying Securities Issuer. During any Extension Period, interest on the Junior Subordinated Debentures and, consequently, interest on the Underlying Securities and the Class A-1 Certificates, will continue to accrue (and the amount of distributions to which holders of the Junior Subordinated Debentures, and consequently the holders of the Underlying Securities and the certificateholders, will continue to accumulate) at the applicable rate, compounded semi-annually.

Additional Underlying Securities and Certificates

     From time to time hereafter, additional Underlying Securities may be sold to the Trust, in which case additional Class A-1 Certificates and related Class A-2 Certificates will be issued in the same proportions to the additional Underlying Securities and to each other as exists with respect to the Class A-1 Certificates, Class A-2 Certificates and Underlying Securities described herein. Any such additional Certificates will rank pari passu with the Certificates described herein.

Optional Exchange

     On any Distribution Date, any holder of Class A-1 Certificates and Class A-2 Certificates may exchange such Certificates for a distribution of Underlying Securities representing the same percentage of the Underlying Securities as such Certificates represent of all outstanding Certificates; provided that Class A-1 Certificates and Class A-2 Certificates representing a like percentage of all Class A-1 Certificates and Class A-2 Certificates will be surrendered.

Default on Underlying Securities

     If an Underlying Securities Event of Default actually known to the Trustee occurs, the Trustee will promptly give notice to DTC or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates thereof. Such notice will set forth (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such Underlying Securities Event of Default, (iii) the amount of interest or principal in default, (iv) the Certificates affected by the Underlying Securities Event of Default and (v) any other information which the Trustee may deem appropriate.

     Unless otherwise instructed by holders of Certificates representing a majority of the Voting Rights, 30 days after giving notice of an Underlying Securities Event of Default, the Trustee will sell the Underlying Securities and distribute the proceeds as described below.

     If the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of an Underlying Securities Event of Default (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that the Trustee will distribute such money or other property, in the case of money, not later than two Business Days after its receipt and, in the case of other property, not later than 30 days after its receipt, in each case as described under "--Collections and Distributions" above (after deducting the costs incurred in connection therewith).

     Interest and principal payments on the Underlying Securities are payable solely by the Underlying Securities Issuer. The Underlying Securities Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Securities Issuer, could result in delays in payment, partial payment or non-payment of the Certificates relating to the Underlying Securities.

Liquidation of Underlying Securities Issuer

     CIT will have the right at any time to dissolve the Underlying Securities Issuer and cause the Junior Subordinated Debentures to be distributed to the holders of the Underlying Securities in liquidation of the Underlying Securities Issuer. Such right is subject to CIT having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Underlying Securities.

     In the event the Junior Subordinated Debentures are distributed to the Trust as a result of the liquidation of the Underlying Securities Issuer, such distribution will not cause the Certificates to be redeemed. Instead, the Trust will hold the Junior Subordinated Debentures for the benefit of the holders of the Certificates in accordance with the terms of the Trust Agreement.

Failure by CIT to File Periodic Reports

     If CIT discontinues filing periodic reports required under the Exchange Act, Lehman ABS shall within a reasonable period of time instruct the Trustee to sell the Underlying Securities and allocate the proceeds of such sale in the following order of priority: (1) to the Trustee, reimbursement for any extraordinary expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the certificateholders and (2) any remainder shall be allocated to the holders of the Class A-1 Certificates and the Class A-2 Certificates in accordance with the ratio of the Class A-1 Allocation to the Class A-2 Allocation; provided, however, the Depositor shall not instruct the Trustee to sell the Underlying Securities pursuant to this clause unless CIT has either (x) stated in writing that it intends to permanently discontinue filing periodic reports required under the Exchange Act or (y) failed to file all required periodic reports for one full year (an "SEC Reporting Failure").

                DESCRIPTION OF THE TRUST AGREEMENT

General

     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by Lehman ABS with the SEC following the issuance and sale of the Certificates. The assets of the Trust created under the Trust Agreement (including the CIT Capital Trust I Securities-Backed Series 2003-9 supplement) will consist of:

     o    the Underlying Securities; and

     o all collections or payments received in respect of the Underlying Securities due after April 1, 2003.

     On the Distribution Date in August 2003, the Trustee will cause the Trust to pay Lehman ABS, to the extent such is available from the Underlying Securities, an amount equal to interest accrued on the Underlying Securities from February 15, 2003 to, but excluding, the Original Issue Date. If the Depositor is not paid such amount on such date, it will have a claim for such amount. In satisfaction of that claim, the Depositor will receive its pro rata share, based on the ratio the amount owed the Depositor bears to all amounts owed on the Certificates in respect of accrued interest, of any proceeds from the recovery on the Underlying Securities.

     Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

The Trustee

     U.S. Bank Trust National Association, a national banking association, will act as Trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, New York, New York 10005 and its telephone number is (212) 361-2500.

     Pursuant to the Trust Agreement, the Trustee shall receive compensation at the rate set forth in the Trust Agreement. The Trustee will be entitled to payment of its fees by the Depositor pursuant to a separate agreement with the Depositor and will not have any claim against the Trust with respect thereto.

     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

Events of Default

     An event of default (an "event of default") with respect to the Certificates under the Trust Agreement will consist of:

     o a default in the payment of any interest on the Underlying Securities after the same becomes due and payable (subject to any applicable grace period);

     o a default in the payment of the principal of or any installment of principal of the Underlying Securities when the same becomes due and payable; and

     o    any other event specified as an "Event of Default" in the Indenture.

     The Trust Agreement will provide that, within 30 days after the occurrence of an event of default in respect of the Certificates, the Trustee will give to the holders of such Certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates.

     No holder of any Certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) the holder previously has given to the Trustee written notice of a continuing breach,
(ii) the holders of Certificates of such series evidencing not less than the "Required Percentage--Remedies" of the aggregate Voting Rights of such series have requested in writing that the Trustee institute such proceeding in its own name as trustee, (iii) the holder has offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of Certificates of such series evidencing not less than the Required Percentage-Remedies. "Required Percentage--Remedies" shall mean 66 2/3% of the Voting Rights.

Voting Rights

     Voting Rights shall be allocated between the holders of the Class A-1 Certificates and the holders of the Class A-2 Certificates, pro rata, in proportion to the ratio of the Class A-1 Allocation to the Class A-2 Allocation. The Class A-1 Voting Rights will be allocated among Class A-1 Certificateholders in proportion to the respective principal balances of their respective Certificates and the Class A-2 Voting Rights will be allocated among all Class A-2 Certificateholders in proportion to the then outstanding notional amounts of their respective Certificates.

Voting of Underlying Securities

     The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of the Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The Trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative certificate principal amounts) as the Class A-1 Certificates of the Trust were actually voted or not voted by the certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) cause the Trust to be taxed as an association or publicly traded partnership taxable as a corporation under the Code, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the unanimous consent of all holders of outstanding Class A-1 Certificates and Class A-2 Certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities and only with the consent of certificateholders representing 100% of the aggregate Voting Rights. The Trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the Trustee from the certificateholders.

     In the event that an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless an event of default under the Underlying Securities has occurred and the Trustee is directed by the affirmative vote of all of the certificateholders (including the Class A-2 Certificateholders) to accept such offer and the Trustee has received the tax opinion described above.

     If an event of default under the Underlying Securities occurs and is continuing and if directed by a majority of the holders of outstanding Certificates, the Trustee will vote Underlying Securities in an outstanding principal amount equal to the proportion of the certificate principal amount of such majority to the then outstanding certificate principal amount of the Certificates in favor of directing, or take such other action as may be appropriate to direct the Underlying Securities Trustee to declare the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest thereon to be due and payable. In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders' interests may differ from holders of other outstanding debt securities of the Underlying Securities Issuer.

Termination

     The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in "Description of the Certificates--Termination" in the prospectus. In no event will the Trust created by the Trust Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of the Trust Agreement--Termination" in the prospectus.

             MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the Class A-1 Certificates and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This discussion represents the opinion of tax counsel to the Trust, subject to the qualifications set forth in this prospectus supplement. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the Class A-1 Certificates as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a certificateholder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary assumes that the Class A-1 Certificates will be held by the holders thereof as capital assets as defined in the Code, and describes the consequences of Class A-1 Certificates that represent an interest in securities that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the Class A-1 Certificates. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Certificates or any federal alternative minimum tax or estate and gift tax considerations. Except as discussed in "--Non-U.S. Holders" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Holder (defined below).

     Prospective investors are urged to consult their own tax advisors with regard to the federal tax consequences of purchasing, holding and disposing of the Class A-1 Certificates in their own particular circumstances, as well as the tax consequences arising under the federal alternative minimum tax and estate and gift tax laws and the laws of any state, foreign country or other jurisdiction to which they may be subject.

     For purposes of this discussion, "U.S. Holder" means a certificateholder that is a citizen or resident of the United States, a corporation (or other entity treated as a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. A "Non-U.S. Holder" means a person other than a U.S. Holder and holders subject to rules applicable to former citizens and residents of the United States.

Tax Status of Trust

     In the opinion of Sidley Austin Brown & Wood LLP ("Federal Tax Counsel"), the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The parties will take the position that, although not free from doubt, the Trust will constitute a grantor trust for federal income tax purposes. Accordingly, the Trust will not be subject to federal income tax and each certificateholder will be subject to federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such certificates, and as if it paid directly its share of expenses paid by the Trust. No assurance can be given that the Service will agree with the foregoing characterization of the Trust or that if challenged such a characterization will prevail.

     If the Trust were to be classified as a tax partnership, the Trust would not be subject to federal income tax, but each item of income, gain, loss and deduction generated as a result of the ownership of the Underlying Securities by the Trust would be passed through to the Class A-1 Certificateholders and Class A-2 Certificateholders as the partners in such a tax partnership according to their respective interests therein. The amount of income reportable by the certificateholders as partners in such a tax partnership could differ from that reportable by the certificateholders as holders of an interest in a grantor trust. A cash basis certificateholder treated as a partner, for example, might be required to report income when it accrues to the Trust rather than when it is received by the certificateholder. As a result, the certificateholder might be taxed on an amount of income greater than the amount of interest received on the Certificate. In addition, partnership characterization may have adverse state or local tax consequences for certificateholders. Certificateholders should consult their own tax advisors regarding the effect upon them any re-characterization may have.

     Because the Trustee will treat the Trust as a grantor trust for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterization of the Trust as a partnership discussed above.

     The following discussion assumes that the Trust is, and the Class A-1 Certificates represent interests in, a grantor trust for federal income tax purposes.

Income of U.S. Certificateholders

     Interest Income and Original Issue Discount. The proper federal income tax treatment of the Class A-1 Certificates is unclear. The Class A-1 Certificates represent an interest in 100 percent of the principal amount of the Underlying Securities and a specified portion of the interest payable on the Underlying Securities. In effect, a portion of the interest has been "stripped" off the Underlying Securities. Under the tax rules applicable to stripped debt obligations, on the date a Class A-1 Certificate is purchased, the securities backing the Certificate will be treated as newly issued, possibly with original issue discount, for purposes of reporting to a certificateholder such certificateholder's share of Trust income. Assuming the Class A-1 Certificates are purchased at par and subject to the discussion in the paragraph below, the Trust intends to take the position that the Class A-1 Certificates do not represent an interest in securities having original issue discount. Based upon the foregoing, it is reasonable for each certificateholder to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned by the Trust with respect to the Underlying Securities. If, however, the Service successfully challenges this position, the Class A-1 Certificates would represent an interest in securities having original issue discount and the certificateholders would be required to accrue income based upon a constant yield method without respect to the receipt of cash regardless of their normal method of tax accounting. Holders of Class A-1 Certificates other than a certificateholder who purchased the Certificates upon original issuance may be considered to have acquired their undivided interests in the Underlying Securities with original issue discount or bond premium. Such certificateholders are advised to consult their own tax advisors as to the tax consequences of the acquisition, ownership and disposition of the Certificates.

     Payments of interest on the Underlying Securities may be deferred if CIT defers the payment of interest on the Junior Subordinated Debentures. CIT, in the offering materials pursuant to which the Underlying Securities were issued, expressed the view that the Underlying Securities were not issued with original issue discount, presumably because the likelihood of its exercising the right to defer interest on the Junior Subordinated Debentures was remote. It is unclear whether the remoteness of the exercise by CIT of its right to defer interest on the Junior Subordinated Debentures must be re-tested at the time the Class A-1 Certificates are issued. The Trust intends to treat the Class A-1 Certificates as representing an interest in debt securities which were not issued with original issue discount based upon the assumption that the likelihood that CIT will exercise its rights to defer interest, if subject to re-testing at the time the Class A-1 Certificates are issued, is still remote. If the Service were to successfully challenge this treatment (or the Trust's initial assertion that the exercise of the deferral right was remote), the Class A-1 Certificates would be subject to the original issue discount rules. Similarly, if CIT does exercise its right to defer interest payments on the Junior Subordinated Debentures, the Class A-1 Certificates will represent an interest in debt securities with original issue discount at all times after the beginning of the first Extension Period. If the original issue discount rules apply to the Class A-1 Certificates, in such case, all the interest payments thereafter payable will be treated as original issue discount. If the payments were treated as original issue discount (either because CIT exercises the right to defer interest payments or because the exercise of such right was not remote at the time of issuance), certificateholders must include that discount in income on an economic accrual basis before the receipt of cash attributable to that interest, regardless of their method of tax accounting, and any certificateholders who dispose of Class A-1 Certificates prior to the record date for payment of distributions thereon following such Extension Period will include original issue discount in gross income but will not receive any cash related thereto from the Trust. The amount of original issue discount that accrues in any semi-annual period will approximately equal the amount of interest that accrues in that semi-annual period at the stated interest rate. In the event that the interest payment period is extended, certificateholders will accrue original issue discount approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. A certificateholder's tax basis for the Class A-1 Certificates will be increased by original issue discount accrued into income, and decreased by cash distributions of interest.

     Bond Premium. To the extent a certificateholder is deemed to have purchased its pro rata undivided interest in the Underlying Securities at a premium (i.e., the purchase price of a Certificate allocable to the Underlying Securities exceeds the total amount payable on the Underlying Securities to the U.S. Holder other than qualified stated interest), such premium will be amortizable by the U.S. Holder as an offset to interest income (with a corresponding reduction in the certificate owner's basis) under a constant yield method over the term of the Underlying Securities if an election under
Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the U.S. Holder during the year in which the election is made and all debt instruments acquired thereafter.

Deductibility of Trust's Fees and Expenses

     In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a certificateholder is an individual, estate or trust, the deduction for such certificateholder's share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Sale, Exchange, or Redemption

     If a Class A-1 Certificate is sold, exchanged or redeemed, the selling U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, or redemption and its adjusted basis in its Class A-1

Certificate. A certificateholder's adjusted basis in a Class A-1 Certificate will equal its cost, increased by any unpaid original issue discount includible in income with respect to the Class A-1 Certificate prior to its sale, and reduced by any principal payments previously received with respect to the Class A-1 Certificate and any bond premium amortization previously applied to offset interest income. The gain or loss recognized on the sale, exchange or redemption of a Class A-1 Certificate will generally be capital gain or loss if the Class A-1 Certificate was held as a capital asset.

Non-U.S. Holders

     A Non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Class A-1 Certificates on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Class A-1 Certificate, unless such Non-U.S. Holder is (i) a direct or indirect 10% or greater shareholder of CIT; (ii) a controlled foreign corporation related to CIT; or (iii) an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

o is signed under penalties of perjury by the beneficial owner of the Class A-1 Certificate,

o    certifies that such owner is not a  U.S. Holder, and

o    provides the beneficial owner's name and address.

     A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Class A-1 Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Class A-1 Certificates held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     A Non-U.S. Holder whose income with respect to its investment in a Class A-1 Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the certificateholder was a U.S. person provided the certificateholder provides to the Withholding Agent an IRS Form W-8ECI.

     Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

     Generally, a Non-U.S. Holder will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Class A-1 Certificate, unless such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Holder should consult its tax advisor in this regard.

     The Class A-1 Certificates will not be includible in the estate of a Non-U.S. Holder unless (a) the individual is a direct or indirect 10% or greater shareholder of CIT or, (b) at the time of such individual's death, payments in respect of the Class A-1 Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States, or (c) the Non-U.S. Holder was an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes.

Information Reporting and Backup Withholding

     Backup withholding of U.S. federal income tax may apply to payments made in respect of a Class A-1 Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a certificateholder must be reported to the Service, unless the certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Holder who is not an exempt recipient.

     In addition, upon the sale of a Class A-1 Certificate to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Holder certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

     Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against such certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

State and Local Tax Considerations

     Potential certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Class A-1 Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential certificateholders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Class A-1 Certificates.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA), (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan").

     In accordance with ERISA's fiduciary standards, before investing in a Class A-1 Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions (including loans or other extensions of credit) involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

Trust Assets as "Plan Assets"

     Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations, a Plan's assets may include an interest in the underlying assets of an entity that is not an operating company (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Such regulations contain an exemption from such Plan asset rules if the security acquired by the Plan is a "publicly offered security." A "publicly offered security" is defined as a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and timely registered under the Exchange Act. It is anticipated that the Class A-1 Certificates will meet the criteria of the "publicly offered securities" exemption. There are no restrictions imposed on the transfer of Class A-1 Certificates; the Class A-1 Certificates will be sold pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act; and the Underwriters have undertaken to sell the Class A-1 Certificates to a minimum of 400 beneficial owners. See "Listing."

     If the Class A-1 Certificates fail to meet the criteria of the "publicly offered security" exemption and the assets of the Trust were deemed to be Plan assets, transactions involving the Depositor, the Underwriters, the Trustee, the Underlying Securities Trustee or the Underlying Securities Issuer might constitute non-exempt prohibited transactions with respect to a Plan holding a Class A-1 Certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") discussed below applies or (ii) such party, which could include the Underlying Securities Issuer, is not a disqualified person or party in interest with respect to such Plan. In addition, the fiduciary of an investing Plan could be treated as having delegated fiduciary responsibility to the Trustee.

Prohibited Transaction Exemptions

     Without regard to whether the Class A-1 Certificates satisfy the requirements of the "publicly offered security" exemption, a prohibited transaction could arise if the Issuer or the Underwriters were a party in interest or disqualified person with respect to a Plan holding Class A-1 Certificates. Certain prohibited transaction class exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager); PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds); PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts); PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts); and PTCE 96-23 (an exemption for certain transactions effected by in-house asset managers). There is no assurance that these exemptions would apply with respect to all transactions involving an investment in the Class A-1 Certificates or the Trust's assets.

                            METHOD OF DISTRIBUTION

     Pursuant to an underwriting agreement dated as of March 25, 2003 (the "Underwriting Agreement"), Lehman ABS has agreed to sell and each of the underwriters named below (collectively, the "Underwriters") has agreed to purchase the number of Class A-1 Certificates set forth opposite its name below:

                                      Number of Class A-1 Certificates
                                      --------------------------------
Lehman Brothers Inc...........                    700,000
RBC Dain Rauscher Inc.........                    300,000
                                              -----------
Total.........................                  1,000,000

     The Underwriters have agreed, subject to certain terms and conditions set forth in the Underwriting Agreement, to purchase all Class A-1 Certificates offered hereby if any Class A-1 Certificates are purchased.

     Lehman ABS has been advised by the Underwriters that they propose initially to offer the Class A-1 Certificates to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of $0.50 per Class A-1 Certificate. The Underwriters may allow and such dealers may reallow a concession not in excess of $0.45. After the initial public offering, the public offering price and the concessions may be changed.

     The Underwriting Agreement provides that Lehman ABS will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

     Lehman Brothers Inc. is an affiliate of Lehman ABS and the participation by Lehman Brothers Inc. in the offering of the Class A-1 Certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

     In connection with the sale of the Class A-1 Certificates, Securities and Exchange Commission rules permit the Underwriters to engage in transactions that stabilize the price of the Class A-1 Certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the Class A-1 Certificates. The Underwriters may create a short position in the Class A-1 Certificates in connection with the offering. That means they may sell a larger number of the Class A-1 Certificates than is shown on the cover page of this prospectus supplement. If they create a short position, the Underwriters may purchase Class A-1 Certificates in the open market to reduce the short position. If the Underwriters purchase Class A-1 Certificates to stabilize the price or to reduce their short position, the price of the Class A-1 Certificates could be higher than it might be if they had not made such purchases. The Underwriters make no representation or prediction about any effect that these purchases may have on the price of the Class A-1 Certificates. The Underwriters may suspend any of these activities at any time.

     The Underwriters may also impose a penalty bid on certain dealers and selling group members. This means that if the Underwriters purchase Class A-1 Certificates in the open market to reduce the Underwriters' short position or to stabilize the price of the Class A-1 Certificates, they may reclaim the amount of the selling concession from the selling group members who sold those Class A-1 Certificates as part of this offering.

                                    LISTING

     The Class A-1 Certificates are a new issue of securities with no established trading market. The Class A-1 Certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange ("NYSE"). The Class A-1 Certificates will be eligible for trading on the NYSE within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the Class A-1 Certificates will be traded on the NYSE. In order to meet one of the requirements for listing the Class A-1 Certificates on the NYSE, the Underwriters have undertaken to sell the Class A-1 Certificates to a minimum of 400 beneficial owners. The Underwriters have told Lehman ABS that they presently intend to make a market in the Class A-1 Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class A-1 Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the Underwriters. No assurance can be given as to whether a trading market for the Class A-1 Certificates will develop or as to the liquidity of any trading market.

                                    RATINGS

     At the time of issuance, the Class A-1 Certificates will be rated no lower than the Underlying Securities are rated. As of the date of this Prospectus Supplement, the Underlying Securities are rated "BBB+" by S&P and "A3" by Moody's. The ratings address the likelihood of the payment of the amounts required under the Trust Agreement by the Trust, and are based primarily on the credit quality of the Underlying Securities, as well as on the relative priorities of the certificateholders with respect to collections and losses with respect to the Underlying Securities. The rating on the Class A-1 Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, the corresponding effect on yield to investors, or whether investors in the Class A-1 Certificates may fail to recover fully their initial investment.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

     Lehman ABS has not requested a rating on the Class A-1 Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Class A-1 Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A-1 Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A-1 Certificates by the Rating Agencies.

                                LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for Lehman ABS and the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                            INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Business Day...............................S-20     Moody's.....................................S-5
Certificates................................S-4     Non-U.S. Holder............................S-24
CIT.........................................S-5     NYSE.......................................S-29
Class A-1 Allocation.......................S-19     Plan..................................S-8, S-28
Class A-2 Allocation.......................S-19     PTCEs......................................S-28
Clearing Agency............................S-18     Regulations................................S-24
Code.......................................S-24     Regulatory Authorities.....................S-15
Common Securities..........................S-13     Required Percentage--Remedies..............S-23
Debenture Trustee..........................S-13     S&P.........................................S-5
DOL........................................S-28     SEC Reporting Failure......................S-21
DTC.........................................S-4     Service....................................S-24
Eligible Investments.......................S-19     Special Distribution Date...................S-8
ERISA.................................S-8, S-28     Special Event Prepayment Price.............S-15
event of default...........................S-22     Specified Currency..........................S-4
Extension Period...........................S-17     Trust.......................................S-4
Federal Tax Counsel...................S-8, S-24     Trust Agreement.............................S-9
Final Scheduled Distribution Date...........S-4     U.S. Holder................................S-24
Guarantee Payments.........................S-15     Underlying Securities.......................S-9
Indebtedness...............................S-16     Underlying Securities Payment Dates.........S-5
Indenture..................................S-13     Underlying Securities Rate..................S-5
interest...................................S-16     Underlying Securities Trust Agreement......S-13
Interest Payment Date......................S-16     Underlying Trust Securities................S-13
IRA.........................................S-8     Underwriters...............................S-29
Junior Subordinated Debentures........S-5, S-16     Underwriting Agreement.....................S-29
Keogh.......................................S-8     W-8BEN.....................................S-26
Lehman ABS..................................S-9     Withholding Agent..........................S-26